UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2004

Zeppelin Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10934	98-0196717
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

27 Oakmont Drive, Rancho Mirage, CA 92270
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 831 0715

Item 1.Change of Control of Registrant.    None

Item 2. Acquisition or Disposition of Assets.    None

Item 3. Bankruptcy or Receivership    None

Item 4.Changes in Registrant's Certifying Accountant.    None

Item 5.Other Events.    On June 14th, 2004 the Board of Directors of the Company resolved to move the Company offices to 27 Oakmont Drive, Rancho Mirage Ca, 92270

Item 6.Changes of Registrant's Directors.    On June 14th, 2004, the Board of Directors for Zeppelin Energy, Inc. held its annual meeting of its Board of Directors. The members of the Board, Menno Weibe, Dr. Jack Wilson, and John Chigbu, made the following motions and accepted the following resolutions.

The Board appointed Gary Campbell to the position of Chief Executive Officer and a member of the Board of Directors of the Corporation. Upon Acceptance of the Office of CEO of the Corporation, Menno Weibe, having fulfilled his duty as CEO hereby resigns as CEO effective immediately.

The Board appointed Frank C. Mashburn to the position of President and of the Corporation. Upon Acceptance of the Office of President of the Corporation, Menno Weibe, having fulfilled his duty as President and Director, hereby resigns as President and as a member of the Board of Directors, effective immediately.

The Board appointed Kevin Wetherbee to the position of Vice President and a member of the Board of Directors of the Corporation.

The Board appointed Karl Harz to the position of Chief Financial Officer and a member of the Board of Directors the Corporation.

The Board accepted Mr. Menno Wiebe's offer to serve on the Company's Board of Advisors as an ongoing consultant to the Company

Item 7.Exhibits.    None

Item 8. Change in Fiscal Year.    None

Item 9. Regulation FD Disclosure.    None

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.   None

Item 11.Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.    None

Item 12.Results of Operations and Financial Condition.    None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Zeppelin Energy, Inc.

June 14, 2004	/s/ Menno Wiebe

Menno Wiebe
Retiring CEO/President/Director

/s/ Gary Campbell

Gary Campbell
Chief Executive Officer/Director